                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement             Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Mirant Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

CONTENTS
--------------------------------------------------------------------------------

2003 PROXY STATEMENT
  General Information.......................................     1
  Compensation-Related Considerations.......................     3
  Corporate Governance......................................     4
  Directors.................................................     9
  Nominees for Election as Directors........................    11
  Proposal to Approve the Mirant Employee Stock Purchase
     Plan...................................................    11
  Stockholder Proposal to Expense Options...................    14
  Compensation Committee Report.............................    18
  Audit Committee Report....................................    22
  Auditor Independence......................................    24
  Executive Compensation Information........................    25
  Stock Ownership Table.....................................    28
  Summary Compensation Table................................    29
  Stock Option Grants, Exercises and Year-End Values........    31
  Pension Plan Table........................................    32
  Five-Year Performance Graph...............................    33
  Audit Committee Charter...................................   A-1

2002 ANNUAL REPORT
  Management Discussion and Analysis........................    --
  Consolidated Financial Statements.........................    --

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS -- MAY 22, 2003
--------------------------------------------------------------------------------

The Annual Meeting of Stockholders of Mirant Corporation will be held at 9:00 a.m. EDT, on Thursday, May 22, 2003, at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia 30005 for the following purposes:

     (1) To elect 2 members of the Board of Directors;

     (2) To consider and act upon a management proposal;

     (3) To consider and act upon a stockholder proposal, if presented at the meeting; and

     (4) To transact such other business as may properly be brought before the meeting and any and all adjournments thereof.

In accordance with the Bylaws and action by the Board of Directors, stockholders owning Mirant common stock at the close of business on April 7, 2003, are entitled to attend and vote at the meeting.

If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Also, you will need to present the top half of your proxy card as proof of ownership.

The Proxy Statement and Annual Report and proxy form are included in this mailing.

Even if you plan to attend the meeting, please provide us your voting instructions in one of the following ways as soon as possible:

     (1) Internet -- use the Internet address on the proxy form

     (2) Telephone -- use the toll-free number on the proxy form

     (3) Mail -- mark, sign, and date the proxy form and return in the enclosed postage-paid envelope

By Order of the Board of Directors,
Elizabeth B. Chandler
Secretary

April 30, 2003

DIRECTIONS
--------------------------------------------------------------------------------

GA 400 North to Exit 11 Windward Parkway (approximately 14 miles North of I-285). Turn right onto Windward Parkway. Hotel is then on the left. Turn left onto North Point Parkway. Immediate left into hotel entrance. North Point Parkway may be used as an alternate route.

GENERAL INFORMATION
--------------------------------------------------------------------------------

WHY AM I RECEIVING THIS PROXY STATEMENT?
The Board of Directors of Mirant Corporation is soliciting your proxy for the 2003 Annual Meeting of Stockholders and any adjournments thereof. The meeting will be held at 9:00 a.m., EDT, on Thursday, May 22, 2003, at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia 30005. This Proxy Statement and proxy form are initially being provided to stockholders on or about April 30, 2003.

WHAT'S BEING VOTED UPON AT THE MEETING?
The election of 2 directors for a three-year term, a proposal to approve the amended Employee Stock Purchase Plan and a stockholder proposal to expense options, if presented at the meeting. We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

HOW DO I GIVE VOTING INSTRUCTIONS?
You may give your voting instructions by the Internet, by telephone, by mail or in person at the meeting. Instructions are on the proxy form. The proxy committee, named on the enclosed proxy form, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

CAN I CHANGE MY VOTE?
Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by Mirant's Corporate Secretary before the meeting.

WHO CAN VOTE?
All stockholders of record on the record date of April 7, 2003. On that date, there were 404,052,225 Mirant Corporation common shares outstanding and entitled to vote.

HOW MUCH DOES EACH SHARE COUNT?
Each share counts as one vote. For the purpose of determining a quorum, abstentions are counted, but shares held by a broker that the broker fails to vote are not. Neither are counted for or against the matters being considered.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY FORM?
You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts online at www.melloninvestor.com or call our transfer agent, Mellon Investor Services 866 647 2681.

WHY IS ONLY ONE ANNUAL REPORT AND PROXY STATEMENT SENT TO SOME STOCKHOLDERS SHARING THE SAME ADDRESS?
In accordance with notices sent to certain stockholders who share a single address, we are sending only one annual report and proxy statement to that address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding", is designed to reduce

--------------------------------------------------------------------------------

our printing and postage costs. Any stockholder who wishes to receive a separate annual report or proxy statement in the future and those receiving multiple copies who would prefer single copies should contact their broker or send their name, the name of their broker, and their account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Additional copies of our annual report may be obtained on our website (which is not part of this Proxy Statement) at www.mirant.com. We will send stockholders a copy of this proxy statement and our annual report upon written request to Mirant Stockholder Services, 1155 Perimeter Center West, Atlanta, GA 30338 or call us at 678 579 7777.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS? The deadline for the receipt of stockholder proposals to be considered for inclusion in Mirant's proxy materials for the 2004 Annual Meeting of Stockholders is January 1, 2004. Stockholder proposals must be submitted in writing to our Corporate Secretary at 1155 Perimeter Center West, Atlanta, Georgia 30338. For stockholder proposals that are not included in Mirant's proxy materials to be presented at next year's meeting, you must comply with the written notice procedures set forth in Section 1.10 of our Bylaws before February 22, 2004. The proxy solicited by the Board of Directors for next year's meeting will confer discretionary authority to vote on any proposal that does not meet these requirements.

WHO PAYS THE EXPENSE OF SOLICITING PROXIES?
Mirant pays the cost of soliciting proxies. The officers or other employees of Mirant or its subsidiaries may solicit proxies to have a larger representation at the meeting.

COMPENSATION-RELATED CONSIDERATIONS
--------------------------------------------------------------------------------

WHAT ARE THE OBJECTIVES OF MIRANT'S COMPENSATION PROGRAM?
In determining the compensation payable to Mirant's executive officers, the Compensation Committee seeks to achieve the following objectives through a combination of fixed and variable compensation:

- provide a total compensation opportunity that is consistent with competitive practices, enabling Mirant to attract and retain qualified executives;

- create a direct link between the compensation payable to each executive officer and the financial performance of Mirant; and

- create a common interest between executive officers and Mirant's stockholders through the use of stock options and other stock awards that link a significant portion of each executive officer's compensation opportunity directly to the value of Mirant's common stock.

WERE THERE ANY ADDITIONAL CONSIDERATIONS SPECIFICALLY FOR 2002?
During 2002 Mirant faced an unprecedented amount of adversity. The fall-out from the Enron bankruptcy, turmoil in the California power markets, and the overall downturn in the economy have created difficult market conditions and uncertainty throughout the competitive energy industry. All of these factors have ultimately resulted in a significant reduction in the stock price of Mirant and all other competitive energy companies. In response to these market conditions, throughout 2002 Mirant took aggressive steps to refocus its business: selling assets, reducing expenses, cutting capital expenditures and conserving cash. A critical success factor going forward will be retaining and motivating key employees to stay with the Company as we focus on refinancing our major debt maturities. Given the market environment of 2002 and 2003, many of the decisions regarding Mirant's 2002 compensation programs were made to enhance the retention and motivation of key employees.

HOW DID THESE CONSIDERATIONS SPECIFICALLY IMPACT BASE SALARY?
During 2002 raises overall were about 1.6%, with approximately half of these raises being focused on Mirant's top performing employees (20% of the total population).

HOW DID THESE CONSIDERATIONS SPECIFICALLY IMPACT SHORT-TERM INCENTIVES?
Mirant pays incentives to a broad range of employees, including employees in foreign subsidiaries and unions that were eligible for short-term incentives. For performance in 2002, Mirant paid incentives equal to about half of the total amounts paid for 2001 performance. Again, these incentives were focused on our top performing employees throughout the organization, with less than 5% of these incentives being paid to senior executives and about 25% of all amounts earned being deferred to encourage retention.

CORPORATE GOVERNANCE
--------------------------------------------------------------------------------

At Mirant we See the Opportunity(R) to change the world with our energy. We also See the Opportunity(R) to enhance shareholder value through effective corporate governance.

We are proud to have a strong, independent Board of Directors with diverse backgrounds. Our Audit, Compensation, and Nominating and Governance Committees are comprised exclusively of independent directors.

Our corporate governance practices enhance our Board's ability to maintain its independence. We are committed to maintaining and enhancing governance practices which create value for our shareholders.

Mirant has undertaken a comprehensive review of its corporate governance practices in light of the Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission regulations implementing this legislation, and corporate governance listing standards proposed by the New York Stock Exchange. As a result, on December 11, 2002, the Board of Directors approved Mirant's Corporate Governance Guidelines. On February 25, 2003, the Board of Directors approved updated charters for each of the Audit, Compensation, and Nominating and Governance Committees that reflect new legislative and regulatory requirements. The updated Audit Committee charter is attached as Appendix A to this Proxy Statement. Mirant's Corporate Governance Guidelines, committee charters, Bylaws, and other governance documents are available on the Corporate Governance section of our website (which is not part of this Proxy Statement) at WWW.MIRANT.COM. Stockholders may also request a copy through Stockholder Services at 678 579 7777.

HOW IS MIRANT ORGANIZED?
Mirant Corporation is managed by a core group of officers and governed by a Board of Directors that has been set at 8 members effective May 22, 2003. The directors consist of a non-employee Chairman, 6 other non-employees and the Chief Executive Officer of Mirant. The Board has determined that each of the directors serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is independent under applicable New York Stock Exchange listing standards -- that is, none of these directors has any relationship to Mirant or its management that, in the judgment of the Board, would interfere with the exercise of the director's independent judgment.

WHAT ARE THE DIRECTORS PAID FOR THEIR SERVICES?
Only non-employee directors are compensated for Board service. The pay components are:

     ANNUAL RETAINERS
     $70,000 all or a portion of which may be deferred in accordance with the terms of Mirant's Deferred Compensation Plan for Directors and Select Employees until membership on the Board ends.

--------------------------------------------------------------------------------

     MEETING FEES:

     - $2,500 for each Board meeting attended

     - $1,250 for each committee meeting attended

There is no pension plan for non-employee directors.

HOW IS THE CHAIRMAN OF THE BOARD COMPENSATED?
Through March 2003, Mr. Dahlberg, as the non-employee Chairman of the Board, was paid annual cash compensation of $240,000 and equity compensation commensurate with stock option grants made to the Chief Executive Officer.

At Mr. Dahlberg's request, the Board approved the following changes to his compensation effective April 1, 2003:

- The Chairman will receive the same annual retainer and meeting fees (described above) as the other non-employee directors

- The Chairman will receive no grant of stock options in 2003.

On February 5, 2003, Mr. Dahlberg voluntarily returned all 685,417 of his vested and unvested stock options to Mirant. Mr. Dahlberg received no consideration for this action.

During 2002, Mirant owned fractional shares of a business aircraft. Mr. Dahlberg's personal use of such aircraft cost Mirant $45,355 in 2002.

HOW OFTEN DOES THE BOARD OF DIRECTORS MEET?
The Board of Directors met 9 times in 2002. Average director attendance at all Board and committee meetings was 95 percent. Mr. Ghosn attended less than 75 percent of the meetings of the Board and committees on which he served. Each other director attended at least 97 percent of meetings of the Board and committees on which he or she served.

DO THE NON-MANAGEMENT DIRECTORS MEET SEPARATELY?
Yes. The non-management directors meet at least quarterly in executive sessions. At least one executive session per year addresses succession planning and Chief Executive Officer performance and compensation.

WHO IS THE PRESIDING DIRECTOR AT EXECUTIVE SESSIONS?
The Chairman of the Nominating and Governance Committee serves as the presiding director at each executive session except that, when a specific topic that is the responsibility of another Board committee will be discussed at a session, then the chair of the responsible committee may chair the session.

--------------------------------------------------------------------------------

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees, each of which is composed entirely of independent directors. The table below provides information about the membership of these committees during 2002 and through April 30, 2003.

                                                                                     NOMINATING AND
DIRECTORS                                                     AUDIT   COMPENSATION       GOVERNANCE
---------------------------------------------------------------------------------------------------
A. D. CORRELL                                                   *          X+               *
---------------------------------------------------------------------------------------------------
A. W. DAHLBERG                                                                              *
---------------------------------------------------------------------------------------------------
STUART E. EIZENSTAT                                             X                          X+
---------------------------------------------------------------------------------------------------
S. MARCE FULLER
---------------------------------------------------------------------------------------------------
CARLOS GHOSN                                                    *                           X
---------------------------------------------------------------------------------------------------
DAVID J. LESAR                                                 X+           X
---------------------------------------------------------------------------------------------------
ROBERT F. MCCULLOUGH                                            X
---------------------------------------------------------------------------------------------------
JAMES F. MCDONALD                                               X           X
---------------------------------------------------------------------------------------------------
RAY M. ROBINSON                                                                             X
---------------------------------------------------------------------------------------------------

X Member   + Chair

* Mr. Correll served on the Audit Committee from February 19, 2002 until April 25, 2002 and on the Nominating and Governance Committee until April 25, 2002, Mr. Dahlberg served as chair of the Nominating and Governance Committee until July 26, 2002 and Mr. Ghosn served on the Audit Committee until April 25, 2002.

AUDIT COMMITTEE:

- Met 24 times in 2002

- Oversees Mirant's financial reporting process, and oversees the quality and integrity of Mirant's financial statements

- Supervises Mirant's relationship with its independent auditors and has sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, which report directly to the Committee

- Responsible for the pre-approval of all audit and permitted non-audit services to be provided by the independent auditors as well as the compensation, fees and terms for such services

- Reviews and discusses with management and the General Counsel legal, regulatory and compliance matters that may have a material impact on the financial statements

- Performs an annual self-evaluation to assess the Committee's effectiveness

- Has authority to engage independent counsel and other outside advisers

- Prepares the report required by the rules of the Securities and Exchange Commission to be included in Mirant's annual proxy statement

Following the consideration of the qualifications of the members of the engagement team and formal responses from the independent auditors as to their independence, staffing plan and quality

--------------------------------------------------------------------------------

controls, the Audit Committee selected KPMG LLP as independent auditors for 2003. Representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

Since its initial public offering, Mirant has had an Audit Committee composed entirely of independent directors. Each member of the Audit Committee continues to meet the independence requirements of the New York Stock Exchange.

The Board of Directors has evaluated the members of the Audit Committee, determined that each member is financially literate and designated Messrs. Lesar, McCullough and McDonald as "audit committee financial experts" as defined in Securities and Exchange Commission regulations.

COMPENSATION COMMITTEE:

- Met 3 times in 2002

- Approves and oversees compensation philosophy, amounts, plans, and policies

- Evaluates performance of executive officers and sets their compensation

- Administers executive compensation plans

- Reviews management succession plans

- Recommends compensation for non-employee directors

- Performs an annual self-evaluation to assess the Committee's effectiveness

- Has authority to engage independent counsel and other outside advisors

- Prepares the report required by the rules of the Securities and Exchange Commission to be included in Mirant's annual proxy statement

NOMINATING AND GOVERNANCE COMMITTEE:

- Met 4 times in 2002

- Makes recommendations to the Board of Directors regarding the composition of the Board, the classification of directors and the composition of committees

- Oversees Mirant's compliance with its Code of Ethics and Business Conduct

- Reviews and discusses with management and the General Counsel legal and regulatory requirements, compliance matters and material litigation

- Assists the Board in:

     - Identifying qualified individuals to become Board members

     - Recommending to the Board the selection of director nominees for election at the annual meeting of stockholders

--------------------------------------------------------------------------------

     - Assessing director independence and Board effectiveness; and

     - Developing and implementing Mirant's corporate governance guidelines

- Performs an annual self-evaluation to assess the Committee's effectiveness

- Has authority to engage independent counsel and other outside advisors

The Nominating and Governance Committee generally identifies from its own resources qualified nominees but will accept from stockholders recommendations of individuals to be considered as nominees. Stockholder recommendations, together with a description of the proposed nominee's qualifications, relevant biographical information, and signed consent to serve, must be submitted in writing to Mirant's Corporate Secretary and received by that office by February 22, 2004 in accordance with the procedures set forth in Section 1.10 of our Bylaws. Stockholder recommendations will be considered by the Nominating and Governance Committee in determining nominees to recommend to the Board. The final selection of the Board's nominees is within the sole discretion of the Board of Directors.

DIRECTORS -- TERM ENDING 2004
--------------------------------------------------------------------------------

S. MARCE FULLER -- Director since 1999

Ms. Fuller, 42, is president and chief executive officer of Mirant. She was president and chief executive officer of Mirant Americas Energy Marketing from September 1997 to July 1999; and one of our executive vice presidents from October 1998 to July 1999, when she was appointed to her current position. From May 1996 to September 1997, she was senior vice president in charge of our North American operations and business development. Prior to that, from February 1994 to May 1996, she was our vice president for domestic business development. She is also a director of Curtiss-Wright Corporation and EarthLink, Inc.

DAVID J. LESAR -- Director since 2000

Mr. Lesar, 49, is chairman, president and chief executive officer of Halliburton Company, diversified energy services. He was president and chief operating officer of Halliburton Company from June 1997 until August 2000, when he was appointed to his current position. He was executive vice president and chief financial officer of Halliburton Company from June 1995 until June 1997; and president and chief executive officer of its Brown & Root, Inc. subsidiary from September 1996 until June 1997. He is a director of Halliburton Company and Lyondell Chemical Company.

RAY M. ROBINSON -- Director since 2001

Mr. Robinson, 55, is president of the Southern Region of AT&T Corporation, telecommunications, until his retirement on May 1, 2003. He has been named vice chairman of the East Lake Community Foundation, effective May 1, 2003. He served as vice president - corporate relations of AT&T Corporation from 1994 to 1996, when he was appointed to his current position. He joined AT&T in 1968 and held numerous senior management positions in marketing, corporate relations, engineering and regulatory affairs. He is a director of Aaron Rents, Inc., Acuity Brands, Inc., Avnet, Inc., and Citizens Trust Bank.

DIRECTORS -- TERM ENDING 2005
--------------------------------------------------------------------------------

A. W. DAHLBERG -- Director since 1996

Mr. Dahlberg, 63, is chairman of the board of Mirant. He was appointed to his current position in August 2000. He served as chairman of the board of the Southern Company from March 1995 until April 2001, during which time Southern Company was the parent of Mirant. He also served as chief executive officer of Southern Company from March 1995 until March 2001. He is a director of Equifax, Inc., Protective Life Corporation, and SunTrust Banks, Inc.

STUART E. EIZENSTAT -- Director since 2001

Mr. Eizenstat, 60, is a partner of Covington & Burling where he heads the law firm's international practice. He served as Deputy Secretary of the United States Department of the Treasury from July 1999 to January 2001. He was Under Secretary for Economics, Business, and Agricultural Affairs of the United States Department of State from 1997 to July 1999, and Under Secretary for International Trade of the United States Department of Commerce from 1996 to 1997. He served as United States Ambassador to the European Union from 1993 to 1996. He was a director of the Overseas Private Investment Corporation from 1996 to 2001. From 1977 to 1981, he was President Jimmy Carter's Chief Domestic Policy Advisor at the White House. He is a trustee of BlackRock Funds.

ROBERT F. MCCULLOUGH -- Director since February 2003

Mr. McCullough, 60, is a director and chief financial officer of AMVESCAP PLC, independent global investment managers. He was managing partner of the Atlanta office of Arthur Andersen LLP from 1987 until 1996, when he was appointed to his current position. He was an accountant at Arthur Andersen from 1964 until 1973 and a partner from 1973 until 1996. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accounts and the Georgia Society of Certified Public Accounts, and a director of Acuity Brands, Inc.

NOMINEES FOR ELECTION AS DIRECTORS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ITEM NO. 1 -- ELECTION OF DIRECTORS -- TERM ENDING 2006
--------------------------------------------------------------------------------

The persons named on the enclosed proxy form will vote, unless otherwise instructed, each properly executed proxy for the election of the following nominees as directors for the three-year term ending in 2006. If any named nominee becomes unavailable for election, the board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.

A. D. CORRELL -- Director since 2000

Mr. Correll, 62, is chairman of the board, and chief executive officer of Georgia-Pacific Corporation, manufacturers and distributors of building products, pulp, and paper. He served as president from 1991 until September 2002 and chief operating officer of Georgia-Pacific from 1991 to 1993, when he was appointed to his current position. He is a director of Georgia-Pacific Corporation, Norfolk Southern Corporation, and SunTrust Banks, Inc.

JAMES F. MCDONALD -- Director since 2001

Mr. McDonald, 63, is chairman, president and chief executive officer of Scientific-Atlanta, Inc., telecommunications. He was a general partner of J. H. Whitney venture capital from 1991 to 1993, when he was appointed to his current position. From 1989 to 1991 he led the restructuring of Prime Computer as president and chief executive officer. He is a director of Burlington Resources, Inc., NDCHealth Corporation, and Scientific-Atlanta, Inc.

---------------------------------------------------------

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot.

The Board of Directors recommends a vote FOR the nominees listed in Item No. 1.

--------------------------------------------------------------------------------
ITEM NO. 2 -- PROPOSAL TO APPROVE THE MIRANT EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------

In order to encourage our employees to become stockholders, we established the Mirant Corporation Employee Stock Purchase Plan. This plan is intended to comply with Section 423 of the Internal Revenue Code and was approved by the stockholders at our annual meeting in 2001.

This plan permits eligible employees to purchase our common stock through payroll deductions at a price per share which is equal to the lesser of 85% of the fair market value of the common stock on the first or last day of an offering period. Each offering period will be up to, but not longer than 2 years.

Under this plan, participants will be permitted to purchase shares of common stock with an aggregate fair market value of no more than $25,000 in any one calendar year. Regular full-time

--------------------------------------------------------------------------------

employees of Mirant and participating subsidiaries (currently about 4,000 employees) are eligible to participate in the plan.

On February 25, 2003, the Board of Directors recommended increasing the number of shares reserved for issuance under this plan from 4,000,000 to a total of 12,000,000 shares. This increase is expected to provide enough shares for the plan to operate for the next four years based on the Compensation Committee's intent to limit the number of shares that may be purchased by an employee to 1,000 per period. The Compensation Committee will administer this plan and the Committee does not intend to open a new purchase period until November 2003, at the earliest.

Federal Income Tax Consequences. The following general summary describes the typical U.S. federal income tax consequences of this plan based upon provisions of the Internal Revenue Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Internal Revenue Service, all of which are subject to change (possibly with retroactive effect). This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of this plan, and does not discuss gift or estate taxes or the income tax laws of any municipality, state, or foreign country.

An employee will not recognize income upon electing to participate in this plan or upon purchasing shares under this plan. If the participating employee holds the common stock purchased under this plan for at least two years after the first day of the offering period with respect to which the common stock was acquired (the "Grant Date"), when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

     - the excess of the fair market value of the common stock on the date of disposition over the purchase price paid for the common stock; or

     - 15% of the fair market value of the common stock on the Grant Date.

Any additional gain will be taxed as long-term capital gain. If the fair market value of the common stock at the time of disposition is below the purchase price, the employee will not recognize any ordinary income, and any loss will be a long-term capital loss. Mirant will not have a deductible expense as a result of the purchase of stock under this plan, unless there is a "disqualifying" disposition, as described in the next paragraph.

If an employee disposes of shares purchased under this plan within two years of the Grant Date, then that sale constitutes a "disqualifying" disposition in which the employee will realize:

          - ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase (i.e., the last day of the Offering Period) over the purchase price, and

          - a capital gain or loss equal to the difference between (i) the amount received for the shares and (ii) the sum of the purchase price and the amount of ordinary income recognized.

--------------------------------------------------------------------------------

If the disqualifying disposition occurs more than one year after the date of purchase, any capital gain or loss will be long-term; otherwise it will be short-term. If an employee recognizes ordinary income as a result of a disqualifying disposition, Mirant will be entitled to a corresponding deduction.

---------------------------------------------------------

The vote needed to approve the increase in the number of shares available under the plan is a majority of the shares of Mirant's common stock represented at the meeting and entitled to vote.

The Board of Directors recommends a vote FOR Item No. 2. Proxies solicited by the Board will be voted FOR this proposal unless stockholders specify a contrary choice.

The following table sets forth the benefits received under the Plan from its inception commensurate with our initial public offering on September 27, 2000 through the offering period ending April 30, 2003:

EMPLOYEE STOCK PURCHASE PLAN

                                                              DOLLAR VALUE ($)(2)   SHARES OF COMMON
NAME AND POSITION                                             OF BENEFIT RECEIVED      STOCK (#)
----------------------------------------------------------------------------------------------------
S. M. FULLER, PRESIDENT & CEO                                         36,201              10,032
----------------------------------------------------------------------------------------------------
R. D. HILL, FORMER EVP & CFO                                          25,581               2,952
----------------------------------------------------------------------------------------------------
R. J. PERSHING, EVP                                                       --                  --
----------------------------------------------------------------------------------------------------
F. D. KUESTER, SVP                                                    25,581               2,952
----------------------------------------------------------------------------------------------------
D. L. MILLER, SVP & GENERAL COUNSEL                                   36,201              10,032
----------------------------------------------------------------------------------------------------
J. W. HOLDEN III, SVP & TREASURER                                     23,174               1,136
----------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS AS A GROUP                                        281,063              41,653
----------------------------------------------------------------------------------------------------
NON-EXECUTIVE DIRECTORS AS A GROUP(1)                                     --                  --
----------------------------------------------------------------------------------------------------
ALL OTHER EMPLOYEES                                               17,518,451           3,284,099
----------------------------------------------------------------------------------------------------

(1) Non-executive directors are not eligible to participate in this plan.
(2) This column represents in the aggregate the difference for each offering period between the purchase price paid by the plan participants and the closing price of our common stock on the purchase date.

--------------------------------------------------------------------------------

EQUITY COMPENSATION PLANS

The following table indicates the compensation plans under which equity securities of Mirant are authorized for issuance as of December 31, 2002:

                                                                                                NUMBER OF SECURITIES
                                                                                               REMAINING AVAILABLE FOR
                                                                                                FUTURE ISSUANCE UNDER
                                                                                              EQUITY COMPENSATION PLANS
                                          NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE     (EXCLUDING SECURITIES TO
                                           ISSUED UPON EXERCISE OF      EXERCISE PRICE OF      BE ISSUED UPON EXERCISE
                                             OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,    OF OUTSTANDING OPTIONS,
PLAN CATEGORY                                WARRANTS AND RIGHTS       WARRANTS AND RIGHTS     WARRANTS AND RIGHTS)(1)
-----------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
  security holders                                20,633,996                  $17.68                 12,291,886
-----------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved
  by security holders                                     --                      --                         --
-----------------------------------------------------------------------------------------------------------------------
Total                                             20,633,996                  $17.68                 12,291,886
-----------------------------------------------------------------------------------------------------------------------

(1) Includes 2,101,153 shares subject to issuance under the Mirant Corporation Employee Stock Purchase Plan.

--------------------------------------------------------------------------------
ITEM NO. 3 -- STOCKHOLDER PROPOSAL TO EXPENSE OPTIONS
--------------------------------------------------------------------------------

The Trust for the International Brotherhood of Electrical Workers Pension Benefit Fund, located at 1125 Fifteenth Street, N.W., Washington, D.C. 20005, is the beneficial owner of 18,245 shares of Mirant Common Stock, and submits the following resolution:

RESOLVED, that the shareholders of Mirant Corporation ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

SUPPORTING STATEMENT: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

--------------------------------------------------------------------------------

A recent report issued by Standard & Poor's indicated that the expensing of option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options Is a Bandwagon Worth Joining," Aug. 16, 2002.

Warren Buffet wrote in a New York Times Op-Ed piece on July 24, 2002:

     There is a crisis of confidence in the earnings numbers reports and the credibility of chief executives. And it is justified.

     For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom -- examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

     Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free...

     When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca-Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

MIRANT'S STATEMENT IN OPPOSITION
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

The stockholder proposal above asks stockholders to approve a resolution that would cause Mirant to adopt an alternative method of accounting for employee stock options for which there is no uniform valuation methodology and that most publicly traded companies do not follow. Moreover, the proposed accounting method is currently under review for further changes by the bodies which set accounting standards. The Board of Directors understands and shares investors' need for transparent and accurate reporting of Mirant's earnings, financial position and the total cost of our compensation programs. At the same time, we believe that investors have an equally compelling need for financial statements that allow comparisons between companies of similar size or industry. Although we agree that stock options are an important component of our compensation program and that reporting employee stock option expense in the income statement could be a positive step toward clearer and more precise accounting for companies, Mirant's current method of accounting is consistent with the practices of most public companies and provides full disclosure. Until a uniform alternative method of accounting is widely accepted, we believe the adoption of this proposal would inhibit accurate comparisons. Therefore, we believe stockholders should vote AGAINST this proposal.

The Board of Directors believes employee ownership of Mirant's common stock serves the interest of all stockholders as a means of promoting a long-term view to increasing stockholder value. In 2002, options were granted at market prices to more than 3,000 of our regular full-time employees, including officers, managers, exempt and non-exempt employees -- not just senior executives. Option grants are a key element of Mirant's compensation plan to attract and retain the talent that is critical to Mirant's success. Moreover, we believe that the use of stock option grants at Mirant has always been modest and appropriate. The effect of these options has been reflected as additional shares outstanding, calculated using the treasury-stock method, and we have provided full disclosure in the footnotes to our audited financial statements as if the options were expensed using the fair-value method.

Current accounting rules give companies the choice of accounting for stock options using the intrinsic-value method, which generally results in recording no expense for stock option awards, or the fair-value method, which generally results in expense recognition. Accounting rules further require that the impact of the fair-value method be disclosed in the footnotes to the financial statements if the intrinsic-value method is used. Mirant is in full compliance with current accounting rules.

Most public companies, including Mirant, account for employee stock-based compensation, including stock options, using the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The "intrinsic value" of the option is the amount by which the quoted market price of the stock exceeds the exercise price of the option on the date of grant. Generally, option awards have zero intrinsic value on the date of grant as the exercise price is set to be equal to the market price of the stock on that date. In addition, all of the options granted to the employees of Mirant are subject to vesting and cannot be exercised on the

--------------------------------------------------------------------------------

grant date. Therefore, the Board of Directors believes the intrinsic-value method provides both a transparent and accurate picture of Mirant's earnings.

The fair-value method, prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Compensation," computes compensation expense based on the fair value of the option at the date of grant. "Fair value" is determined using an option-pricing model that takes into account multiple factors in estimating value that can have varying results depending on assumptions used.

The Board of Directors believes it is in the best interest of stockholders for Mirant to continue to follow its current practice until the appropriate bodies which set accounting standards complete their review in this area. Meanwhile, we believe that our current accounting practice will provide the greatest transparency by promoting compatibility with disclosures by other public companies. While an estimated value of expense for stock options is not included in Mirant's consolidated statement of earnings, the impact of the potential expense is clearly disclosed in the notes to the consolidated financial statements giving investors information necessary to evaluate Mirant's earnings under the alternate methodology. As part of Mirant's commitment to continuously improve its financial disclosure, the estimated fair-value method of accounting for stock options will be more frequently updated and included in each of Mirant's quarterly reports on Form 10-Q.

We share the desire to have transparent and accurate accounting policies implemented in a prudent manner with full and complete information as it pertains to this issue. We believe the best way to accomplish this objective at this time is to retain the current accounting policy with respect to stock options and await consensus and/or clarity on how to expense stock options, prior to adopting any alternate method of accounting.

---------------------------------------------------------

The vote needed to approve this proposal is a majority of the shares of Mirant's common stock represented at the meeting and entitled to vote.

The Board of Directors recommends a vote AGAINST Item No. 3. Proxies solicited by the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice.

COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

Mirant's compensation program for its executive officers is administered and reviewed by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of three directors who are independent under New York Stock Exchange listing standards.

COMPENSATION PHILOSOPHY

In determining the compensation payable to Mirant's executive officers, the Committee seeks to achieve the following objectives through a combination of fixed and variable compensation:

- provide a total compensation opportunity that is consistent with competitive practices, enabling Mirant to attract and retain qualified executives;

- create a direct link between the compensation payable to each executive officer and the financial performance of Mirant; and

- create a common interest between executive officers and Mirant's stockholders through the use of stock options and other stock awards that link a significant portion of each executive officer's compensation opportunity directly to the value of Mirant's common stock.

The Committee's compensation philosophy, and the strategically aligned programs that implement this philosophy, were developed with the assistance of outside consultants and counsel. The Committee annually reviews Mirant's compensation policies and programs in light of this philosophy and of competitive practices.

2002 SPECIAL COMPENSATION-RELATED CONSIDERATIONS

During 2002 Mirant faced an unprecedented amount of adversity. The fall-out from the Enron bankruptcy, turmoil in the California power markets, and the overall downturn in the economy have created difficult market conditions and uncertainty throughout the competitive energy industry. All of these factors have ultimately resulted in a significant reduction in the stock price of Mirant and all other competitive energy companies. In response to these market conditions, throughout 2002 Mirant took aggressive steps to refocus its business: selling assets, reducing expenses, cutting capital expenditures and conserving cash. A critical success factor going forward will be retaining and motivating key employees to stay with the Company as we focus on refinancing our major debt maturities. Given the market environment of 2002 and 2003, many of the decisions regarding Mirant's 2002 compensation programs were made to enhance the retention and motivation of key employees. Some of the specific decisions were:

- Base Salary: During 2002 raises overall were about 1.6%, with approximately half of these raises being focused on Mirant's top performing employees (20% of the total population); and

- Short-term Incentives: For performance in 2002, Mirant paid bonuses equal to about half of the total amounts paid for 2001 performance. Again, these bonuses were focused on our top performing employees and about 25% of all amounts earned were deferred to encourage retention.

--------------------------------------------------------------------------------

BASE SALARY

The Committee establishes the base salary of each executive officer listed in the Summary Compensation Table by comparison to competitive market levels for the executive's job function. The "Peer Group" used in the Performance Graph on page 33 of this proxy statement reflects Mirant's direct competitors in its principal business. A broader group of companies, including the "Peer Group" companies, was used for compensation comparisons. The broader group was used because Mirant believes it competes with this larger group of companies for the services of talented employees. Base salaries generally approximate the median level of such competitive rates and may be adjusted based on individual performance. Salaries are reviewed to determine competitive market levels at regular intervals, approximately annually.

SHORT-TERM INCENTIVE

For 2002, the Committee established annual bonus targets based primarily on corporate performance. For the executive officers listed in the Summary Compensation Table, four equally-weighted corporate goals related to Mirant's earnings per share (EPS), return on equity (ROE), year-end liquidity and cash flow from operating activities were the primary determinants of each executive's total bonus opportunity. Performance targets associated with the range of bonus payouts were established for each goal. These goals and targets were established to focus management on the business metrics considered critical to Mirant's success in a very challenging year. In early 2002, the Committee endorsed these measures, as appropriate, at the beginning of the performance period. Individual performance was the secondary factor in determining the amount of the bonus opportunity. Target bonuses are set at the median level of competitive rates. The maximum payout is set at two times target to award recipients for exceptional performance.

Based on the above goals, the Committee evaluated performance for 2002. Mirant did not meet expectations in 2002 with regard to EPS and ROE. Mirant did, however, exceed the performance thresholds in the areas of year-end liquidity and cash flow from operating activities. Exceeding these thresholds allowed Mirant to end the year in strong liquidity and cash positions. This was achieved under difficult economic conditions during a time of ongoing realignment within the competitive energy sector.

The Chief Executive Officer and the Compensation Committee evaluated Mirant's performance against the previously stated goals and the continuing need to motivate and retain our employees during these difficult times. Based on this evaluation, Management recommended and the Committee approved a corporate bonus of 25 percent of the maximum allowable under the plan. The bonuses were paid to a broad range of employees, including employees in foreign subsidiaries

--------------------------------------------------------------------------------

and unions that were eligible for short-term incentives. A breakdown of employees receiving incentives for 2002 is shown below.

Executive Officers Listed in the Summary Compensation Table    1.1%
Other Senior Executives                                        3.8%
All other employees
-- Amount Paid                                                71.7%
-- Amount Deferred                                            23.4%

In total, bonuses paid for 2002 performance were about 50% of the total paid for 2001 performance. In addition, the executive officers listed in the Summary Compensation Table saw an 80% reduction in their bonuses versus 2001, which approximates the reduction in Mirant's stock price during 2002. The Chief Executive Officer and the former Chief Financial Officer received no bonus for 2002 performance.

LONG-TERM INCENTIVES

Mirant's long-term incentives in 2002 took the form of equity grants consisting of Mirant stock options and Mirant performance restricted stock units. These grants were based on the median level of competitive rates.

Mirant Stock Options. Stock options are Mirant's primary long-term incentive. In awarding stock options to executive officers in 2002, Mirant's intent was that such options would represent a significant portion of each such officer's total compensation opportunity, thus aligning the officer's economic interests with those of Mirant's stockholders. Consistent with this goal, all option awards in 2002 were made at the fair market value of the common stock as of the date of grant. The Committee believes that these awards were reasonable compared to similar awards made by Mirant's competitors.

Mirant Performance Restricted Stock Units. Performance restricted stock units were awarded in 2002 to certain executives, including the executive officers listed in the Summary Compensation Table, based upon similar factors as for the stock option grants. The Committee's purpose for awarding these units was to (i) mitigate the dilutive effects of awarding equity-based long-term incentives and
(ii) incent such executive officers to achieve stock appreciation targets. Consistent with this purpose, the Committee granted units in 2002 that would be paid out in cash in 20 percent increments based on the attainment of predetermined levels of stock price appreciation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Compensation Committee reviews the compensation of the chief executive officer on an annual basis. The Committee made decisions regarding Ms. Fuller's compensation based on an annual review of her individual performance, Mirant's performance and independent market data.

--------------------------------------------------------------------------------

Base Salary
During 2002, Marce Fuller served as Mirant's chief executive officer and received base compensation of $800,000. The Committee did not increase Ms. Fuller's base salary in 2003 and has not granted her a base salary increase since March 1, 2001.

Short-term Incentive
Ms. Fuller was eligible for an incentive for 2002 performance, but she recommended to the Committee that she receive no short-term incentive payout. Based on this recommendation and the Committee's assessment of Corporate performance, the Committee elected not to pay Ms. Fuller a bonus for 2002.

Long-term Incentives
Ms. Fuller received long-term incentives as set forth in the Summary Compensation Table. These long-term incentives were granted on February 19, 2002. The stock options awarded to Ms. Fuller in 2002 become exercisable in equal annual installments over a period of three years and have an exercise price of $9.08. The performance restricted stock units vest in 20% increments each time the stock increases 20% over the base price of $9.08. All of the performance restricted stock units will have vested once the 10-day average closing price of Mirant's common stock is $18.16.

POLICY AS TO SECTION 162(M) OF THE CODE

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. Mirant has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility. However, in appropriate circumstances, it may be necessary or appropriate to pay compensation or make special incentive or retention awards that do not meet the performance based exception and therefore may not be deductible by reason of Section 162(m). In 2002, about $800,000 of compensation was not deductible under Section 162(m).

Members of the Compensation Committee as of December 31, 2002:

     A. D. Correll, Chairman
     David J. Lesar
     James F. McDonald

AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

The Audit Committee (the "Committee") oversees Mirant's financial reporting process and supervises Mirant's relationship with the independent auditors. The Committee reviewed its charter and practices in light of the Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission regulations implementing this legislation, and proposed listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities. Although the Audit Committee's existing practices complied in many respects with the requirements of these rules and standards, the Board of Directors has adopted amendments to the Committee's charter to implement voluntarily certain of the proposed rules and to formalize the Committee's continued adherence to others. A copy of the amended charter is included as Appendix A to this Proxy Statement.

The Audit Committee met 24 times in 2002. Significant activities during 2002 included reviewing and discussing with management annual and quarterly financial statements as well as earnings announcements, overseeing an independent review, performed by counsel, of accounting issues identified by management related to Mirant's risk management and marketing operations, appointing and supervising Mirant's independent auditors, authorizing a reaudit of Mirant's 2000 and 2001 financial statements, and overseeing management's procedures for providing the Chief Executive Officer and Chief Financial Officer certifications required by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission regulations. The Committee had separate private discussions with the independent auditors and the director of internal audit at each regularly scheduled meeting.

In discharging its duties and responsibilities, the Audit Committee has:

- reviewed and discussed Mirant's audited financial statements for the year ended December 31, 2002 with management and the independent auditors

- discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended

- received from the independent auditors a formal written statement describing all relationships between the auditors and Mirant that might affect the auditors' independence as required by Independence Standards Board Standard No. 1

- discussed with the independent auditors any relationships (including nonaudit services) that may impact their objectivity and independence

- pre-approved all audit and permitted non-audit services provided by the independent auditors, and the compensation, fees and terms for such services; and

- approved a policy authorizing the Audit Committee Chairman to pre-approve permitted non-audit services to be performed by the independent auditors

--------------------------------------------------------------------------------

The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the principal auditors' independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity, whereas management is responsible for preparing the financial statements and reports. The Audit Committee relies on the work and assurances of management and the independent auditors, who express an opinion on the conformity of Mirant's annual financial statements to generally accepted accounting principles.

Further, although the Board of Directors has designated several members as "audit committee financial experts," as defined in Securities and Exchange Commission regulations, the Committee is not providing any special assurance as to Mirant's financial statements or any professional certification as to the independent auditors' work. Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mirant's Annual Report for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Members of the Audit Committee as of December 31, 2002:

     David J. Lesar, Chairman
     Stuart E. Eizenstat
     James F. McDonald

AUDITOR INDEPENDENCE
--------------------------------------------------------------------------------

KPMG LLP was named as our independent auditors effective May 16, 2002. Arthur Andersen LLP served as our independent auditors from January 1 through May 15, 2002. On May 15, 2002, following the decision of the Board of Directors to replace Arthur Andersen as Mirant's independent auditors, Mirant filed with the Securities and Exchange Commission a current report on Form 8-K, which is incorporated by reference herein. KPMG LLP, the independent auditors, billed and is expected to bill the following fees for 2002:

AUDIT FEES                                                    (IN MILLIONS)
     The aggregate fees billed and expected to be billed by
     the independent auditors for professional services
     rendered for the audit of Mirant's 2002 annual
     financial statements and reviews of financial
     statements included in our Forms 10-Q for 2002.........          $11.9
     ALL OTHER FEES
     The aggregate fees billed through December 31, 2002 by
     the independent auditors for all other services,
     consisting of:
          AUDIT-RELATED -- including securities offerings
        and controls testing and reporting..................            2.8
          TAX CONSULTING....................................            1.6
          OTHER.............................................              0
                                                                     ------
          TOTAL ALL OTHER FEES..............................            4.4
                                                                     ------
     TOTAL..................................................          $16.3
                                                                     ------
                                                                     ------


     REAUDIT FEES                                              (IN MILLIONS)
     The aggregate fees billed since December 31, 2002 and
     expected to be billed by the independent auditors for
     professional services rendered for the reaudit of
     Mirant's annual financial statements for 2000 and 2001.            $7.4

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
KPMG LLP did not provide professional services rendered for financial information systems design and implementation during 2002.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS

Mirant has entered into an employment agreement with each of the executive officers named in the Summary Compensation Table. The compensation provided for in each employment agreement is discussed below. The amounts granted under these agreements are forfeited upon termination for cause or resignation. Amounts are paid immediately if the employee dies, becomes disabled, or is terminated without cause. The Board is solely responsible for administering these agreements.

MS. FULLER.

On October 5, 1999, Southern Company, Mirant Services, LLC and S. Marce Fuller entered into an employment agreement. The agreement provides for the award of $400,000 in phantom Southern Company stock, valued as of the date of the agreement and paid out on July 1, 2003 if Ms. Fuller is still employed by us. The phantom Southern Company stock was converted into 19,942 shares of phantom Mirant common stock upon Mirant's separation from the Southern Company. If Ms. Fuller is employed by Mirant on July 1, 2003, she will receive a payment of the phantom stock in cash, valued as of that date, including the reinvestment of any dividends paid during the period of the agreement. Based on Mirant's performance, the taxes due on any payment will not be grossed-up. This agreement will terminate at the earlier of (1) when Ms. Fuller terminates her employment with us or (2) when the phantom stock is paid. As of December 31, 2002, the value of the shares under this agreement was $37,291.

MR. HILL.

In October 1999, we entered into a compensation agreement with Raymond D. Hill, which provided for an award of $300,000 in phantom Southern Company stock, valued as of the date of the agreement. The phantom Southern Company stock was converted to phantom Mirant common stock upon Mirant's separation from the Southern Company. Mr. Hill would have received the phantom stock payment on March 1, 2003 and his retirement payments would have been calculated as if 10 additional years of service were included in the pension and supplemental executive retirement plan calculations, if he were still employed by us on that date. This agreement terminated upon his retirement on December 31, 2002. As part of his severance agreement, upon his leaving Mirant, the phantom stock due to vest on March 1, 2003 was paid in the amount of $26,472 and his retirement payments were calculated as if 10 additional years of service were included in the pension and supplemental executive retirement plan calculations.

MR. PERSHING.

In October 1999, we entered into a compensation agreement with Richard J. Pershing. The agreement provides for an award of $300,000 in phantom Southern Company stock, valued as of the date of the agreement. The phantom Southern Company stock was converted into 14,956 shares of phantom Mirant common stock upon Mirant's separation from the Southern Company. Mr. Pershing will receive the phantom stock payment on May 1, 2003 if he is still employed by us on that date. Also under this agreement, because Mr. Pershing was still employed by us on November 1, 2002, his

--------------------------------------------------------------------------------

retirement payments are calculated as if three years of additional service are included in the pension and supplemental executive retirement plan calculations. This agreement terminates at the earlier of (1) when Mr. Pershing terminates his employment with us or (2) when the phantom stock is paid. As of December 31, 2002, the value of the shares under this agreement was $27,968.

MR. KUESTER.

Effective December 9, 1999, we entered into a compensation agreement with Frederick D. Kuester. This agreement provides for the award of $100,000 in our phantom stock, at the December 31, 1998 base value under the SEI Value Creation Plan. Under the terms of the agreement, since Mr. Kuester was still employed by us on January 1, 2003, this award was paid at $100,000, being the greater of the then current value of Mirant stock or $100,000. In addition, on December 20, 2000, we entered into another agreement with Mr. Kuester for employment through January 1, 2004. This agreement guarantees him annual retirement income of $225,000 if he retires from Mirant after January 1, 2004, and provides that all of his then outstanding options became vested upon his return from his assignment at Mirant Asia-Pacific.

MR. MILLER.

Effective October 1, 1999, we entered into an employment agreement with Douglas
L. Miller. This agreement provides for compensation and benefits during the five-year term of the agreement. Under the terms of the agreement, if Mr. Miller is still employed by us on September 30, 2004, his retirement payments are calculated as if 5 years of additional service are included in the pension and supplemental executive retirement plan calculations.

MR. HOLDEN.

Effective July 9, 2002, we entered into a retention agreement with J. William Holden III. This agreement provides for cash retention payments totaling $1,500,000 from July 9, 2002 through February 15, 2003. In the event that Mr. Holden voluntarily resigns prior to February 15, 2004, he must repay 50% of all after-tax amounts of retention payments he received. Subject to conditions specified in the agreement, if Mr. Holden is still employed by us on May 1, 2005, his retirement benefits are calculated as if 5 years of additional service and age are included in the pension and supplemental executive retirement plan calculations.

RELATED PARTY TRANSACTIONS

Mr. Ed Adams was elected senior vice president of Mirant in February 2002. His wife Susan Adams was an employee of Mirant until October 24, 2002. In 2002, she received an aggregate salary of $100,879, as president of Mirant Intellectual Asset Management and Marketing, LLC, and severance payment of $86,765, in accordance with Mirant's standard severance plan. Mr. Richard Pershing is executive vice president of Mirant. His son-in-law, Ethan Davies, is employed by Mirant as an application server administrator. Mr. Davies received an aggregate salary and bonus of $65,836 for 2002.

--------------------------------------------------------------------------------

CERTAIN LEGAL PROCEEDINGS

Ms. Fuller served as an executive officer of Mobile Energy Services Company, LLC (Mobile Energy) from July 1995 to July 2001, and as an executive officer of its parent company Mobile Energy Services Holdings, Inc. (MESH) from February 1995 to January 1999. Mobile Energy owns a generating facility which provides power and steam to a tissue mill in Mobile, Alabama. Mobile Energy and MESH filed for bankruptcy on January 14, 1999 in response to the announcement by its then largest customer, a pulp mill, of plans to cease operations in September 1999. A proposed plan of reorganization for Mobile Energy and MESH is pending before the bankruptcy court.

CHANGE IN CONTROL ARRANGEMENTS

Our executive officers named in the Summary Compensation Table have change in control agreements that are effective upon a change in control of Mirant.

Within two years following a change in control, if an executive is involuntarily terminated, other than for cause, or voluntarily terminated for good reason, which is defined as a meaningful and detrimental change in duties, a significant reduction in compensation or benefits or relocation, the agreements provide for:

- a lump sum payment of three times annual compensation (base salary and average actual bonus for the last two years);

- a lump sum payment of three times the annual cost of health and life insurance coverage;

- immediate vesting of all stock options and stock appreciation rights previously granted;

- payment of any accrued short-term bonuses and performance restricted stock units; and

- payment of any excise tax liability incurred as a result of payments made under the agreement.

The agreements also provide for pro-rata payments at the greater of target-level performance or actual performance for some incentive plans if a change in control occurs and the plans are not continued or replaced with comparable plans.

The definition of "change in control" includes the following events:

- acquisition by a person of at least 20% of our stock;

- a defined change in the majority of the members of our Board of Directors;

- a merger or other business combination that results in our stockholders immediately before the merger owning less than 65% of the voting power after the merger; or

- a sale of substantially all of our assets.

STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------

This table shows the number of shares owned by directors, nominees, and executive officers as of March 1, 2003, and all known beneficial owners of more than 5% of Mirant common stock as of December 31, 2002. The shares owned by all directors and executive officers as a group constituted less than one percent of the total number of shares of Mirant common stock outstanding as of March 1, 2003.

                                                                                                          SHARES INDIVIDUALS
                                                                        COMMON SHARES   NON-CONVERTIBLE       HAVE RIGHTS TO
                                                     TOTAL BENEFICIAL    BENEFICIALLY          ECONOMIC       ACQUIRE WITHIN
                                                         OWNERSHIP(1)        OWNED(2)      INTERESTS(3)           60 DAYS(4)
----------------------------------------------------------------------------------------------------------------------------
A. D. CORRELL                                              127,398           43,736           83,662                 --
----------------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                                             145,655           51,162           94,494                 --(5)
----------------------------------------------------------------------------------------------------------------------------
STUART E. EIZENSTAT                                         34,372               --           34,372                 --
----------------------------------------------------------------------------------------------------------------------------
S. MARCE FULLER                                          2,403,943           27,632        1,602,608            773,703
----------------------------------------------------------------------------------------------------------------------------
CARLOS GHOSN                                                34,540           34,540               --                 --
----------------------------------------------------------------------------------------------------------------------------
RAYMOND D. HILL                                            229,482            6,832           35,786            186,864
----------------------------------------------------------------------------------------------------------------------------
J. W. HOLDEN III                                           195,213            9,224           15,152            170,837
----------------------------------------------------------------------------------------------------------------------------
FREDERICK D. KUESTER                                       554,070(6)         9,958(6)       204,362            339,750
----------------------------------------------------------------------------------------------------------------------------
DAVID J. LESAR                                              65,490(7)         5,000(7)        60,490                 --
----------------------------------------------------------------------------------------------------------------------------
ROBERT F. MCCULLOUGH                                            --               --               --                 --
----------------------------------------------------------------------------------------------------------------------------
JAMES F. MCDONALD                                           29,540           29,540               --                 --
----------------------------------------------------------------------------------------------------------------------------
DOUGLAS L. MILLER                                          469,473            6,887          321,227            141,359
----------------------------------------------------------------------------------------------------------------------------
RICHARD J. PERSHING                                        648,103           32,490          211,676            403,937
----------------------------------------------------------------------------------------------------------------------------
RAY M. ROBINSON                                             30,040            2,500           27,540                 --
----------------------------------------------------------------------------------------------------------------------------
DIRECTORS, NOMINEES AND EXECUTIVE
OFFICERS AS A GROUP (19 PEOPLE)                          6,636,084(8)       295,852(8)     4,079,909          2,260,323
----------------------------------------------------------------------------------------------------------------------------
BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.               29,283,683(9)    29,283,683(9)            --                 --
----------------------------------------------------------------------------------------------------------------------------
VANGUARD WINDSOR FUNDS -- VANGUARD WINDSOR II FUND      28,956,600(10)   28,956,600(10)           --                 --
----------------------------------------------------------------------------------------------------------------------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof. This column includes ownership interests in Mirant Common Shares, Non-Convertible Economic Interests, and Shares Individuals Have Rights to Acquire within 60 days (as of 3/01/2003).

(2) Indicates shares of Mirant common stock beneficially owned. Shares indicated are included in the Total Beneficial Ownership column.

(3) Indicates stock units and performance restricted stock units held in various benefit plans. Although these rights track the market value of Mirant common stock, they are payable in cash and are not convertible into common stock. Shares indicated are included in the Total Beneficial Ownership column.

(4) Indicates shares of Mirant common stock that certain directors and executive officers have the right to acquire within 60 days, by exercising stock options. The numbers and values of exercisable stock options as of December 31, 2002 are shown on a table on page 31. Shares indicated are included in the Total Beneficial Ownership column.

(5) On February 5, 2003, Mr. Dahlberg voluntarily returned all 685,417 of his vested and unvested options to Mirant. Mr. Dahlberg received no consideration for this action.

(6)  Includes 1,512 shares held by family members.

(7) Includes 5,000 shares held by a Family Limited Partnership. Mr. Lesar disclaims beneficial ownership of 71.06% of these shares.

(8)  Includes 12,027 shares held by family members.

(9) According to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003, Barrow, Hanley, Mewhinney & Strauss, Inc. (3232 McKinley Avenue, 15th Floor, Dallas, TX 75204-2429), had sole voting power over 86,554 shares, shared voting power over 29,197,129 shares and sole investment power over 29,283,683 shares or 7.25% of Mirant common stock as of December 31, 2002.

(10) According to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003, Vanguard Windsor Funds -- Vanguard Windsor II Fund (100 Vanguard Blvd., Malvern, PA 19355) had sole voting power and shared investment power over 28,956,600 shares or 7.17% of Mirant common stock as of December 31, 2002. Mirant believes these shares are included in the shares beneficially owned by Barrow, Hanley, Mewhinney & Strauss, Inc. reported above.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

This table shows information concerning Mirant's president and chief executive officer, and each of the other five most highly compensated executive officers of Mirant serving during 2002.

                                                                            LONG-TERM COMPENSATION
                                                                   ----------------------------------------
                                     ANNUAL COMPENSATION                            NUMBER OF     LONG-TERM
                              ----------------------------------                   SECURITIES     INCENTIVE
                                                    OTHER ANNUAL    RESTRICTED     UNDERLYING       PLAN       ALL OTHER
NAME AND                      SALARY      BONUS     COMPENSATION   STOCK AWARDS   STOCK OPTIONS    PAYOUTS    COMPENSATION
PRINCIPAL POSITION     YEAR     ($)      ($)(1)        ($)(2)         ($)(3)         (#)(4)        ($)(5)      ($)(6)(7)
--------------------------------------------------------------------------------------------------------------------------
S. M. FULLER           2002   800,000          --     170,057       4,214,800        425,000           --        36,000
President & CEO        2001   740,238     700,000          --       2,222,234        260,417           --        33,150
                       2000   416,385     630,000       3,000       1,666,676        305,320           --        21,762
--------------------------------------------------------------------------------------------------------------------------
R. D. HILL             2002   425,000          --      62,946         635,600        100,000           --       443,375
EVP & CFO              2001   410,102     462,188          --         849,997         99,609           --        18,376
 (retired 12/31/02)    2000   320,481     357,500      16,365       1,166,660        212,967           --        16,447
--------------------------------------------------------------------------------------------------------------------------
R. J. PERSHING         2002   425,000     159,375      60,987         635,600        100,000           --        19,406
EVP                    2001   410,102     483,438          --         849,997         99,609           --        18,376
                       2000   320,481     357,500      13,398       1,166,660        212,967           --        17,319
--------------------------------------------------------------------------------------------------------------------------
F. D. KUESTER          2002   325,000     113,750       2,942         544,800         82,000           --        14,625
SVP                    2001   317,980     312,812          --         489,447         59,570           --        14,252
                       2000   268,096     302,500       6,379         416,658        133,988       18,765        13,842
--------------------------------------------------------------------------------------------------------------------------
D. L. MILLER           2002   300,000     120,000         905         326,880         50,000           --        53,476
SVP & General Counsel  2001   292,882     273,500          --         456,819         54,688           --        33,778
                       2000   250,000     262,500          --         333,344        102,438           --           938
--------------------------------------------------------------------------------------------------------------------------
J. W. HOLDEN III       2002   268,333   1,527,500       6,427         222,460         34,000           --         9,825
SVP & Treasurer        2001   227,500     228,650          --              --         52,246           --        10,239
                       2000   171,666     171,000          --              --         77,580           --         9,917
--------------------------------------------------------------------------------------------------------------------------

(1) Mr. Holden's bonus for 2002 performance was $90,000. The majority of the additional $1,437,500 disclosed in this column was specifically for retention and is pursuant to the agreement described in the above section:
    "Executive Compensation -- Employment Contracts". The remaining amount is for his work as an expatriate for our European operations.

(2) During 2002, Mirant owned fractional shares of a business aircraft which Ms. Fuller, Mr. Hill and Mr. Pershing each used at a cost to Mirant of $141,020, $46,797 and $54,029, respectively.

(3) The values for awards are restricted stock units payable in cash upon vesting. The units vest 20% each time Mirant's stock price increases 20% over the price on the day of grant. As of December 31, 2002 the following number and value of the restricted stock units were held by each executive officer listed in the table: (Fuller 406,071 units, $759,353); Hill (55,282 units, $103,377); Pershing (55,282 units, $103,377); Kuester (43,813 units,
    $81,930); Miller (28,893 units, $54,030); and Holden (14,700 units,
    $27,489). No dividends are paid on restricted stock units.

(4) 2000 included units granted under the Southern Energy, Inc. Value Creation Plan that were converted into Mirant stock options at the time of Mirant's initial public offering and Southern Company options that were converted into Mirant Options on March 19, 2001.

(5) Payout under the Southern Company Performance Incentive Plan for the 4-year period ending December 31, 2000.

(6) In conjunction with his separation from Mirant, Mr. Hill received a payment of $425,000. This payment is consistent with the Mirant Services Severance Pay Plan in effect for employees during 2002.

--------------------------------------------------------------------------------

(7) 2002 and 2001 include contributions to the Mirant Services Employee Savings Plan, Profit Sharing Arrangement within the Mirant Services Employee Savings Plan, as well as non-pension related accruals under the Supplemental Benefit Plan. 2001 also includes contributions to the Southern Company Employee Savings Plan and Southern Company Performance Sharing Plan. 2000 contributions to the Southern Company Employee Savings Plan, Southern Company Employee Stock Ownership Plan, as well as non-pension related accruals under the Supplemental Benefit Plan. The break-out of the 2002 contributions is provided in the following table:

                                                                     PROFIT
                                                         ESP ($)   SHARING ($)   SBP ($)
----------------------------------------------------------------------------------------
S. M. Fuller                                              9,000          --      27,000
----------------------------------------------------------------------------------------
R. D. Hill                                                8,250          --      10,125
----------------------------------------------------------------------------------------
R. J. Pershing                                            9,000          --      10,406
----------------------------------------------------------------------------------------
F. D. Kuester                                             9,000          --       5,625
----------------------------------------------------------------------------------------
D. L. Miller                                              8,250      13,225      32,001
----------------------------------------------------------------------------------------
J. W. Holden III                                          8,250          --       1,575
----------------------------------------------------------------------------------------

STOCK OPTION GRANTS, EXERCISES AND YEAR-END VALUES
--------------------------------------------------------------------------------

STOCK OPTION GRANTS IN 2002

                        NUMBER OF                                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                       SECURITIES    PERCENT OF TOTAL                                   ANNUAL RATES OF STOCK PRICE
                       UNDERLYING    OPTIONS GRANTED    EXERCISE OR                   APPRECIATION FOR OPTION TERM ($)
                         OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION   --------------------------------------
NAME                   GRANTED (1)   FISCAL YEAR (2)     ($/SH)(1)     DATE (1)     0%          5%              10%
-------------------------------------------------------------------------------------------------------------------------
S. M. FULLER               425,000          5.42           $9.08       2/19/12      0         2,426,904        6,150,252
-------------------------------------------------------------------------------------------------------------------------
R. D. HILL                 100,000          1.28           $9.08       2/19/12      0           571,036        1,447,118
-------------------------------------------------------------------------------------------------------------------------
R. J. PERSHING             100,000          1.28           $9.08       2/19/12      0           571,036        1,447,118
-------------------------------------------------------------------------------------------------------------------------
F. D. KUESTER               82,000          1.05           $9.08       2/19/12      0           468,250        1,186,637
-------------------------------------------------------------------------------------------------------------------------
D. L. MILLER                50,000          0.64           $9.08       2/19/12      0           285,518          723,559
-------------------------------------------------------------------------------------------------------------------------
J. W. HOLDEN III            34,000          0.43           $9.08       2/19/12      0           194,152          492,020
-------------------------------------------------------------------------------------------------------------------------
ALL OPTIONEES            7,838,845        100.00           $9.08            (3)     0        44,759,201      113,428,604
-------------------------------------------------------------------------------------------------------------------------
ALL STOCKHOLDERS (4)           N/A           N/A             N/A           N/A      0     2,306,341,563    5,844,722,343
-------------------------------------------------------------------------------------------------------------------------

(1) These grants vest annually at a rate of one-third on the anniversary date of the grant. Grants continue to vest normally upon termination as a result of death, total disability, or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier.

(2) A total of 7,838,845 Mirant stock options were granted in 2002 to approximately 3,500 employees around the world. This represents almost all of our employees who are not covered by a collective bargaining agreement.

(3) The exercise price shown is an average of the price of all options granted in 2002. Options expire at various times between January 2, 2012 and December 1, 2012.

(4) "All Stockholders" values are calculated using the average exercise price for all options awarded in 2002, $9.08, based on the outstanding shares of common stock on December 31, 2002.

AGGREGATED STOCK OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                  NUMBER OF          VALUE       OPTIONS AT YEAR-END (#)           YEAR-END ($)(2)
                               SHARES ACQUIRED     REALIZED    ---------------------------   ---------------------------
NAME                           ON EXERCISE (#)      ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
S. M. FULLER                             0                 0     483,555        717,105              0             0
------------------------------------------------------------------------------------------------------------------------
R. D. HILL                               0                 0     362,993        254,116              0             0
------------------------------------------------------------------------------------------------------------------------
R. J. PERSHING                           0                 0     289,463        254,116              0             0
------------------------------------------------------------------------------------------------------------------------
F. D. KUESTER                            0                 0     238,042        176,231              0             0
------------------------------------------------------------------------------------------------------------------------
D. L. MILLER                             0                 0      86,521        120,605              0             0
------------------------------------------------------------------------------------------------------------------------
J.W. HOLDEN III                          0                 0     127,930         96,680              0             0
------------------------------------------------------------------------------------------------------------------------

(1) The Value Realized is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares or rights at the time of exercise above the exercise price.

(2) These columns represent the excess of the fair market value of Mirant's common stock of $1.87 per share, as of December 31, 2002, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2002.

PENSION PLAN TABLE
--------------------------------------------------------------------------------

                           YEARS OF ACCREDITED SERVICE
               ----------------------------------------------------
COMPENSATION      10         15         20         25         30
-------------------------------------------------------------------
 $  250,000    $ 42,500   $ 63,750   $ 85,000   $106,250   $127,500
-------------------------------------------------------------------
    500,000      85,000    127,500    170,000    212,500    255,000
-------------------------------------------------------------------
    750,000     127,500    191,250    255,000    318,750    382,500
-------------------------------------------------------------------
  1,000,000     170,000    255,000    340,000    425,000    510,000
-------------------------------------------------------------------
  1,250,000     212,500    318,750    425,000    531,250    637,500
-------------------------------------------------------------------
  1,500,000     255,000    382,500    510,000    637,500    765,000
-------------------------------------------------------------------
  1,750,000     297,500    446,250    595,000    743,750    892,000
-------------------------------------------------------------------

The table below shows the estimated annual pension benefit payable (rounded to $000) at normal retirement age under Mirant's qualified pension plan, non-qualified pension plans and pension-related contracts, based on the stated compensation (rounded to $000) and years of Accredited Service with Mirant's subsidiaries. The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of Social Security offset that would apply in most cases. Compensation for pension purposes is limited to the average of the highest three (five for Mr. Miller) of the final 10 years' compensation. For Ms. Fuller, compensation is base salary plus the excess of short-term incentive compensation over 10 percent of base salary. For the other executive officers listed in the Summary Compensation Table, it is base salary plus the excess of short-term incentive compensation over 15 percent of base salary.

During 2002, Mirant funded a portion of the non-qualified benefits through the purchase of annuity contracts in the names of the individual employees, including each of the executive officers listed in the Summary Compensation Table that have a 1.7% multiplier for their pension (see table below). The purchase of these annuity contracts did not increase the benefit amounts payable to the executive officers under these plans. The amount funded under these annuities total approximately $17 million.

As of December 31, 2002, the applicable compensation and Accredited Service for determination of pension benefits would have been:

                                               ACCREDITED                     ANNUAL
                            COMPENSATION ($)      SERVICE   MULTIPLIER   BENEFIT ($)
------------------------------------------------------------------------------------
S. M. FULLER                       1,438,000         17.3         1.7%       423,000
------------------------------------------------------------------------------------
R. D. HILL                           838,000         19.0         1.7%       271,000
------------------------------------------------------------------------------------
R. J. PERSHING                       813,000         33.8         1.7%       467,000
------------------------------------------------------------------------------------
F. D. KUESTER                        560,000         29.9         1.7%       285,000
------------------------------------------------------------------------------------
D. L. MILLER                         491,000          0.6         1.0%         3,000
------------------------------------------------------------------------------------
J. W. HOLDEN III                     358,000         16.6         1.7%       101,000
------------------------------------------------------------------------------------

FIVE-YEAR PERFORMANCE GRAPH
--------------------------------------------------------------------------------

                              (PERFORMANCE GRAPH)

This performance graph compares the cumulative total stockholder return on Mirant's common stock with the Standard & Poor's Multi-Utilities Index and the Standard & Poor's 500 Index since the first day of trading on the date after our initial public offering. The graph assumes that $100 was invested on September 27, 2000 in Mirant's common stock and each of the above indices, and that all dividends are reinvested. The stockholder return shown below may not be indicative of future performance.

                              9/27/00   DEC 00   MAR 01   JUN 01   SEP 01   DEC 01   MAR 02   JUN 02   SEP 02   DEC 02
----------------------------------------------------------------------------------------------------------------------
Mirant Corporation             $100     100.22   125.66   121.77   77.52    56.71    51.15    25.84     7.82     6.62
----------------------------------------------------------------------------------------------------------------------
S & P 500 Index                 100      92.78    81.78    86.56   73.86    81.75    81.97    70.99    58.73    63.68
----------------------------------------------------------------------------------------------------------------------
S & P Multi-Utilities           100      97.82    79.21    67.85   45.24    21.69    22.04    12.82     6.78     6.85
----------------------------------------------------------------------------------------------------------------------
Peer Group                      100      90.21    88.74    72.45   36.98    34.18    28.40    12.66     3.90     5.16
----------------------------------------------------------------------------------------------------------------------

The Peer Group shown above consists of the following publicly traded companies in the power generation industry: AES Corporation, Calpine Corporation, Dynegy, Inc. and Reliant Resources, Inc. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at September 26, 2000 and the returns of each company in the Peer Group have been weighted according to their market capitalization as of the beginning of the period.

--------------------------------------------------------------------------------

               OTHER DOCUMENTS NOT A PART OF THIS PROXY STATEMENT

This Proxy Statement is being distributed to stockholders as part of a larger publication containing other documents and information of interest to stockholders concerning the Annual Meeting. Such other documents and information include a letter to stockholders from Marce Fuller, President and Chief Executive Officer; the Annual Report to Stockholders, including Management's Discussion and Analysis and the Consolidated Financial Statements; and Other Stockholder Information. Such documents and certain information in this Proxy Statement, specifically, the Audit Committee Report (other than any information contained therein not permitted to be so excluded), the report on Executive Compensation and the Performance Graph, shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission under or pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 as currently in effect and shall not be deemed to be incorporated by reference into any filing by the Corporation under such Acts, unless specifically provided otherwise in such filing.

MIRANT CORPORATION AUDIT COMMITTEE CHARTER                            APPENDIX A
--------------------------------------------------------------------------------

                                                       Adopted February 25, 2003

FUNCTION

The Audit Committee is charged with responsibility for oversight of the Company's financial reporting process, including supervising the Company's relationship with its independent auditors. The independent auditors shall report directly to the Committee. The Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

PURPOSE

The Committee's purpose is to assist Board oversight of the:

- Quality and integrity of the Company's financial statements

- Company's compliance with legal and regulatory requirements

- Independent auditors' qualifications, independence and performance, and

- Performance of the Company's internal audit function; and

to prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

MEMBERSHIP

The Committee shall consist of at least three directors. Members of the Committee shall meet the independence and financial literacy requirements of the New York Stock Exchange, as determined by the Board. At least one member of the Committee must have accounting or related financial management expertise, as determined by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The Committee and its Chair shall be appointed annually by the Board of Directors, based upon the recommendation of the Nominating and Governance Committee.

MEETINGS

The Committee shall meet at least six times each year and shall have special meetings if and when required, as determined by the Chair of the Committee. For the transaction of business at any meeting of the Committee, a majority of the members shall constitute a quorum. The act of a majority of the members participating at any meeting of the Committee at which a quorum is present shall be the act of the Committee. Management of the Company, the internal and independent auditors and the Company General Counsel and Corporate Secretary may attend each meeting or portions thereof as required by the Committee. The Committee shall provide an open avenue of communications between the internal and independent auditors and the Committee, and periodically shall meet separately in private sessions with management, the internal auditor, and the independent auditors. The Committee shall report on its activities to the Board of Directors on a regular basis.

MIRANT CORPORATION AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

AUTHORITY, DUTIES AND RESPONSIBILITIES

The key responsibilities of the Committee in carrying out its oversight function shall include the following:

Oversight of the Company's Relationship with the Independent Auditor

- Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent auditors. In this regard, the Committee shall exercise sole authority to appoint, evaluate, and, as necessary, replace the independent auditors, who shall report directly to the Committee.

- At least annually, obtain and review a report by the independent auditors describing any relationships between the firm and the Company and any other relationships that may adversely affect the independence of the auditors, and consider the independence of the outside auditors, including whether the auditors' performance of permissible non-audit services is compatible with the auditors' independence.

- Preapprove all audit and permitted non-audit services, and the compensation, fees and terms for such services provided by the independent auditors. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been preapproved). In addition, the Committee shall establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services, which shall include approval in advance by the Audit Committee Chair of all permitted non-audit services to be performed by the independent auditors. The Chair shall report to the Committee all non-audit work on a quarterly basis.

- Review with the independent auditor any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements between management and the independent auditors.

- At least annually, obtain and review a report by the independent auditors describing: the auditing firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

- Set clear hiring policies for employees and former employees of the independent auditors.

Financial Reporting and Disclosure Matters

- Review and discuss with management the Company's financial reporting process, financial statements and major disclosures, and the adequacy and effectiveness of the Company's system of internal controls and disclosure controls and procedures.

--------------------------------------------------------------------------------

- Review and discuss with the independent auditors the Company's system of internal controls, financial statements and related disclosures, the adequacy of the Company's financial reporting process and the scope of the independent audit, and receive from the independent auditors reports required by rules of the Securities and Exchange Commission.

- Review and discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and its critical accounting policies and practices, prior to the filing of the annual report on Form 10-K and the quarterly reports on Form 10-Q.

- Review and discuss with management and the independent auditors their analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, the appropriateness of accounting principles followed by the Company, significant changes in the Company's selection or application of accounting principles, and major issues regarding the Company's accounting principles and financial statement presentations.

- Discuss generally earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

- Prepare a report for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required by SAS 61 (Codification of Statement of Auditing Standards, AUsec.380) and, based upon these discussions, recommend to the Board of Directors whether the audited financial statements should be included in the annual report on Form 10K.

Oversight of the Company's Internal Audit Function

- Review the annual internal audit program in terms of scope of audits conducted or scheduled to be conducted, and review the internal audit department budget and staffing levels.

- Review and discuss with the Company's Director of Corporate Audit major findings and recommendations resulting from internal audits, special projects and investigations conducted across the Company.

- Review the appointment and replacement of the Company's Director of Corporate Audit.

Compliance Oversight Responsibilities

- Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

- Review and discuss with management and the General Counsel, legal, regulatory and compliance matters that may have a material impact on the Company's financial statements.

MIRANT CORPORATION AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

Additional Responsibilities

- Review and discuss with management, the independent auditors, and the Director of Corporate Audit the Company's policies for assessing and managing significant risks and exposures and assess the steps management has taken to manage such risks and exposures.

- Review with the internal and independent auditors the coordination of their respective activities.

- Evaluate the performance of the Committee annually, and review and reassess the adequacy of the Committee's Charter annually and recommend any revisions deemed appropriate to the Board of Directors.

OUTSIDE ADVISERS

The Committee shall have the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee for payment of compensation to the independent auditor; and to any advisers retained by the Committee.

[MIRANT LOGO]

MIRANT CORPORATION
1155 PERIMETER CENTER WEST
ATLANTA, GA 30338


YOUR VOTE IS IMPORTANT!
YOU CAN VOTE IN ONE OF THREE WAYS:


VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mirant Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


MIRANT CORPORATION

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, but the card is signed, this proxy card will be voted for the election of all nominees, for proposal
No. 2 and against proposal No. 3.


                                                                                      To withhold authority to vote, mark "For
                                                          FOR     WITHHOLD   FOR ALL  All Except" and write the nominee's number
                                                          ALL        ALL      EXCEPT  on the line below.
ELECTION OF DIRECTORS
1. Nominees: 01 A.D. Correll, 02 J.F. McDonald            [ ]       [ ]        [ ]   ----------------------------------------

VOTE ON PROPOSALS                                                                 FOR       AGAINST      ABSTAIN

2. PROPOSAL TO APPROVE THE MIRANT EMPLOYEE STOCK PURCHASE PLAN                    [ ]         [ ]           [ ]

3. STOCKHOLDER PROPOSAL TO EXPENSE OPTIONS                                        [ ]         [ ]           [ ]

Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.


For comments, please check this box and write them on the back
where indicated.                                                   [ ]

                                                             YES       NO
Please indicate if you wish to view meeting materials
electronically via the Internet rather than receiving        [ ]      [ ]
a hard copy, please note that you will continue to receive a proxy card for voting purposes only.

--------------------------------------------------          ------------------------------------------------------

--------------------------------------------------          ------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]      Date                Signature (Joint Owners)                  Date

          (BRING THIS TICKET WITH YOU IF YOU ARE ATTENDING THE MEETING)

                                ADMISSION TICKET

              ANNUAL MEETING OF STOCKHOLDERS OF MIRANT CORPORATION
                             THURSDAY, MAY 22, 2003
                             9:00 A.M., LOCAL TIME

                          ATLANTA MARRIOTT ALPHARETTA
                              5750 WINDWARD PARKWAY
                              ALPHARETTA, GEORGIA

                                   DIRECTIONS

GA 400 North to Exit 11 Windward Parkway (approximately 14 miles North of I-285). Turn right onto Windward Parkway. Hotel is then on the left. Turn left onto North Point Parkway. Immediate left into hotel entrance. North Point Parkway may be used as an alternate route.

--------------------------------------------------------------------------------

                                 [MIRANT LOGO]

                               MIRANT CORPORATION
              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2003
      PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS OF MIRANT CORPORATION

   The undersigned hereby appoints S. M. FULLER AND H. A. WAGNER, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of MIRANT CORPORATION, to be held at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia at 9:00 a.m. (ET), and any adjournments thereof, on all matters legally coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form. The Annual Meeting of Stockholders of Mirant Corporation will be held on Thursday, May 22, 2003, at 9:00 a.m. (ET), at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia. Stockholders owning shares at the close of business on April 7, 2003, are entitled to attend and vote at the meeting. Stockholders will act on the election of 2 members of the Board of Directors, and transact such other business as may properly come before the meeting.


      COMMENTS: ----------------------------------------------------

      --------------------------------------------------------------

      --------------------------------------------------------------


        (If you noted any Comments above, please mark corresponding box on the reverse side.)

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)